Z/I IMAGING CORPORATION
                       1999 STOCK OPTION PLAN
                          October 27, 1999

                         ARTICLE I: Purpose

     The purposes of the Z/I Imaging Corporation Stock Option Plan are (i) to align the interests of the Company's shareholders and recipients of Options under the Plan by increasing the proprietary interest of such recipients in the Company's growth and success and
(ii) to advance the interests of the Company by attracting and retaining well-qualified persons by providing such persons with performance-related incentives.

                       ARTICLE II: Definitions

     For purposes of the Plan, the following terms shall have the following meanings:

     "Affiliate" shall mean any corporation, partnership or any other entity in which the Company owns, directly or indirectly, at least a ten percent (10%) beneficial interest or any individual, corporation, partnership or any other entity which owns, directly or indirectly, at least a five percent (5%) beneficial interest in the Company.

     "Board" shall mean the Board of Directors of the Company or a Committee appointed by the Board of Directors of the Company.

     "Cause" shall mean (i) dishonesty, (ii) theft, (iii) fraud,
(iv) embezzlement, (v) commission of a felony or a crime involving moral turpitude, (vi) substantial dependence or addiction to alcohol or any drug, (vii) conduct disloyal to the Company or its affiliates, or (viii) willful dereliction of duties or disregard of lawful instructions or directions of the officers or directors of the Company or its affiliates relating to a material matter.

     "Change in Control" shall mean (a) the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person (not previously possessing such power), acting alone or in conjunction with others, whether through the ownership of Common Stock, by contract or otherwise, or (b) the acquisition, directly or indirectly, of the power to vote more than 50% of the outstanding Common Stock by any person or by two or more persons acting together. For purposes of this definition, (1) the term "person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government, and (2) customary agreements with or between underwriters and selling group members with respect to a bona fide public offering of Common Stock shall be disregarded.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

     "Committee" shall mean the members of the Board, or a committee appointed by the Board to administer this Plan, such committee to at all times shall consist of two or more members of the Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine.

     "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

     "Company" shall mean Z/I Imaging Corporation, a Delaware corporation, and its wholly owned subsidiaries.

     "Disability" shall mean the permanent and total inability, by reason of physical or mental infirmity, or both, of a Participant to perform the work customarily assigned to him by the Company. The determination of the existence or nonexistence of Disability shall be made by the Board pursuant to a medical examination by a medical doctor selected or approved by the Board.

     "Eligible Person" shall mean any Person eligible to participate in the Plan pursuant to Article III of the Plan.

     "Exchange Act" shall mean the Securities Exchange Act of 1934.

     "Fair Market Value" shall mean the fair market value of a share of Common Stock as determined in good faith by the Board, using such methodology as it in its sole discretion may deem appropriate, or, if at any time the Common Stock is publicly traded on any exchange or any over-the-counter market, the average of the bid and asked price on the date of determination for a share of Common Stock as reported by the Wall Street Journal, or, if the Wall Street Journal does not report such closing price, such price as reported by a newspaper or trade journal selected by the Board, shall be the fair market value of a share of Common Stock.

     "ISO" shall mean an Option granted under this Plan to purchase Common Stock which is intended by the Company to satisfy the requirements of Code Section 422.

     "Non-ISO" shall mean an Option granted under this Plan to purchase Common Stock which is not intended by the Company to satisfy the requirements of Code Section 422.

     "Option" shall mean an ISO or a Non-ISO granted pursuant to
Article VII hereof.

     "Participant" shall mean any Person to whom an Option has been granted pursuant to this plan.

     "Person" shall mean any individual, corporation, general or limited partnership, limited liability company or other entity.

     "Plan" shall mean this Z/I Imaging Corporation 1999 Stock
Option Plan, as amended from time to time.

     "Retirement" shall mean termination of employment under the terms of the Company's then current retirement program.

     "Rule 16b-3" shall mean Rule 16b-3 promulgated under Section
16(b) of the Exchange Act or any successor to such rule.

     "Ten Percent Shareholder" shall mean any Person who, immediately prior to the time an Option is granted to such Person pursuant to the Plan, directly or indirectly owns Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. For purposes of this Plan, an individual shall be treated as owning any Common Stock which is owned by such individual's brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, and stock owned directly or indirectly by or for a corporation, partnership, trust or estate shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Stock available for purchase pursuant to an Option, however, shall not be treated as owned for purposes of this paragraph.

             ARTICLE III: Eligibility and Participation

     Employees of the Company who, in the judgment of the Board, are responsible for or contribute to the management, growth and/or profitability of the business of the Company are eligible to be granted Options under the Plan. Participants shall be selected from time to time by the Board, in its sole discretion, from among those eligible, and the Board shall determine, in its sole discretion, the number of shares of Common Stock subject to an Option.

                    ARTICLE IV: Shares Available

     Section 4.1 Number; Limitations. The total number of shares of Common Stock subject to issuance under the Plan may not exceed 10% of the authorized share capital, subject to adjustment as provided by Section 4.3. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued shares of Common Stock or treasury Common Stock not reserved for any other purpose.

     Section 4.2 Unused Stock. In the event any shares of Common Stock are subject to an Option which, for any reason, expires, terminates or, with the consent of the Participant, is canceled as to such shares, such Common Stock may again be made available for issuance under the Plan.

     Section 4.3 Adjustment Provisions. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization, or any distribution to holders of Common Stock other than a cash dividend, the number and class of shares available under the Plan, the number and class of shares subject to each outstanding Option and the purchase price per share, and the number and class of shares subject to each other outstanding Option shall be appropriately adjusted by the Committee, such adjustments to be made without a change in the aggregate purchase price or reference price set forth in the agreements or other documents describing such Options.

                      ARTICLE V: Effective Date

     The effective date of this Plan shall be the date it is adopted by the Board, provided that the shareholders of the Company shall approve this Plan in accordance with Rule 16b-3 and, to the extent this Plan provides for the issuance of ISOs, the shareholders of the Company shall approve those portions of this Plan related to the granting of ISOs within twelve (12) months after the date of adoption. If any Options are granted under the Plan before the date of such shareholder approval, such Options automatically shall be granted subject to such approval.

                     ARTICLE VI: Administration

     Section 6.1 Administration and Interpretation. This Plan shall be administered by the Board. The Board acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Board shall have the power to interpret this Plan and (in the event that the Company becomes subject to the reporting requirements of Section 16(b) of the Exchange Act, subject to Rule 16b-3) to take such other action in the administration and operation of this Plan as the Board deems equitable under the circumstances, which action shall be binding on the Company, on each affected Participant, and on each other person directly or indirectly affected by such action.

     Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member. In no event shall any person who is or has been a member of the Committee or of the Board be liable for any determination made or other action taken by him or any failure by him to act in reliance upon any such report or information, if in good faith.

     Neither the Board nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board may be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorney's fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time, in all events as a majority of the Board then in office may determine from time to time, as evidenced by a written resolution thereof. In addition, no member of the Board and no employee of the Company shall be liable for any act or failure to act, by any other member or other employee, or by any agent, to whom duties in connection with the administration of this Plan have been delegated, or for any act or failure to act by such member or employee, except in circumstances involving such member's or employee's bad faith, gross negligence, intentional fraud or violation of a statute.

     Section 6.2 Options. The Board shall have full authority, consistent with the terms of the Plan, to grant Options, and other stock-based awards to Eligible Persons. In particular, and without limitation, the Board shall have the authority:

     (a) to select the Participants to whom Options may from time to time be granted hereunder;

     (b) to determine the types of Options, and combinations thereof, to be granted hereunder to Eligible Persons;

     (c) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

     (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option granted hereunder (including, but not limited to, any restriction or limitation on exercise or transfer, any vesting schedule or acceleration thereof, or any forfeiture provisions or waiver thereof, regarding any Option and the shares of Common Stock relating thereto, based on such factors as the Board shall determine in its sole discretion);

     (e) to determine whether Common Stock and other amounts payable with respect to an Option under the Plan shall be deferred either automatically or at the election of the Participant; and

     (f) to modify or waive any restrictions or limitations contained in, and grant extensions to or accelerate the vesting of, any outstanding Options as long as such modifications, waivers, extensions or accelerations are consistent with the terms of this Plan; but no such changes shall impair the rights of any Participant without his or her consent.

     An Option shall be evidenced by written agreements between the Company and the Participant to whom the Option is granted and no such Option shall be valid until so evidenced.

                     ARTICLE VII: Stock Options

     Section 7.1 Grants. Options shall be either ISOs or Non-ISOs. The Board shall have the authority to grant to any Eligible Person one or more ISOs or Non-ISOs. With respect to Options granted under this Plan, if the Fair Market Value (determined at the date of grant) of Common Stock with respect to which ISOs may become exercisable for the first time in any calendar year by any Participant is greater than $100,000, then any such Options in excess of such amount, if any, shall constitute Non-ISOs and shall not be ISOs.

     Section 7.2 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem desirable:

     (a) Exercise Price. The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant, provided that no ISO shall have an exercise price less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted, and, provided further, that no ISO which is granted to a Ten Percent Shareholder shall have an exercise price that is less than 110% of the Fair Market Value of the Common Stock on the date such ISO is granted.

     (b) Option Term. The term of each Option shall be fixed by the Board, but no Option shall be exercisable more than ten (10) years after the date the Option is granted, and no ISO which is granted to a Ten Percent Shareholder shall be exercisable more than five (5) years after the date the Option is granted.

     (c) Vesting and Exercisability. Except as provided in Article VI and X hereof, all Options granted under this Plan shall vest over a three (3) year period, with twenty-five percent (25%) of the shares subject to each such Option grant to become first exercisable after eighteen months of the date the Option is granted, and an additional twenty five percent (25%) of the shares subject to each such Option to become exercisable at twenty-four months, thirty months and thirty-six months thereafter. In the event of a Sale or Merger (as defined in Section 10.1 hereof) or Change in Control, in any such event to other than Carl Zeiss or Intergraph Corporation, all Options granted under this Plan shall become fully vested and exercisable prior to the effective time of such Sale, Merger, or Change in Control.

     (d) Exercisability Upon Termination. In the event of the termination of a Participant's employment with the Company, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the earlier of the expiration date of the Option and (i) in the event of death, Disability or Retirement, sixty (60) days after such date of termination, or (ii), in the event of termination for any reason other than death, Disability or Retirement, sixty (60) days after such date of termination.

     (e) Method of Exercise. An Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased with the purchase price therefor to be payable in full either (A) in cash (B) in previously owned whole shares of Common Stock (for which the holder of the Option has good title free and clear of all liens and encumbrances) with their Fair Market Value determined as of the date of exercise,
(C) with respect to Non-ISOs, by authorizing the Company to retain whole shares of Common Stock which would otherwise be issuable upon exercise of the Option with their Fair Market Value determined as of the date of exercise, or (D) a combination of (A), (B) and (C), in each case to the extent determined by the Board at the time of grant of the Option, and (ii) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued until the full purchase price has been paid.

     Section 7.3 Option Agreement. As determined by the Board on the date of grant, each Option shall be evidenced by a written option agreement, substantially in the form attached hereto as Exhibit A, that shall specify, among other things, the type of Option granted, the Option price, the duration of the Option, and the number of shares of Common Stock to which the Option pertains. The Option Agreement shall set forth the schedule on which such Options become exercisable.

           ARTICLE VIII: Buy-Sell Provisions; Restrictions on Transfer of Common Stock

     Section 8.1 Buy-Sell Provisions.  In the event that a
Participant's employment with the Company is terminated, the Company shall have the right and option to repurchase all of the shares of Common Stock then held by the Participant which were acquired pursuant to Options granted under this Plan in accordance with the terms and conditions set forth below.

     (a)  Termination Due to Death, Disability, or Retirement.

          (i) In the event the employment of a Participant is terminated by reason of death, Disability or Retirement, the Participant or his or her estate or legatee, as the case may be, shall have the right and option, but not the obligation, to demand that the Company repurchase all, but not less than all, of the shares of Common Stock then held by the Participant which were acquired pursuant to Options granted under this Plan; provided, however, that in the event that the Common Stock becomes publicly traded, any Common Stock then held by such Participant shall not be subject to the provisions of this Section 8.1. Such right and option shall be exercisable for a period of sixty (60) days from the date the Option expires as set forth in Section 7.2(d) hereof.

          (ii) The purchase price to be paid by the Company for each of the shares of Common Stock subject to this Section 8.1 shall be the Fair Market Value of such shares of Common Stock on the date of termination, or, in the case of Options which are exercised following the date of termination the date of exercise of the Option by the Participant or his or her estate or legatee, as the case may be.

          (iii) The closing of the purchase by the Company, if any, shall take place at the principal office of the Company on a date designated by the Company. The designated date shall not be more than sixty (60) days after the date on which the Participant or his or her estate or legatee, as the case may be, exercises its option to sell the shares of Common Stock owned by the Participant pursuant to Section 8.1(a)(i) above, unless the purchase price for the Common Stock has not yet been determined, in which case the closing shall occur not more than sixty (60) days following the determination of such purchase price. At closing, the Participant or the Participant's legal representative shall relinquish all further right, title, and interest in the Common Stock owned by the Participant and shall surrender and deliver to the Company all of the certificates representing the Common Stock owned by the Participant, with appropriate endorsement thereon or duly executed stock powers. All Common Stock sold to the Company shall be free from liens, options, or encumbrances of any kind.

          (iv) The full amount of the purchase price shall be paid, by Company check, at the closing.

     (b)  Termination Other Than for Death, Disability, or
Retirement.

          (i) If the employment of the Participant shall terminate for any reason other than death, Disability, or Retirement, the Company shall have the right and option to repurchase all, but not less than all, of the shares of Common Stock then held by the Participant that were acquired pursuant to Options granted under this Plan; provided, however, that in the event that the Common Stock becomes publicly traded, any Common Stock then held by such Participant shall not be subject to the provisions of this Section
8.1. Such right and option shall be exercisable for a period of one hundred and eighty (180) days following the date of termination, except, in the case of shares subject to the exercise of Options, such one hundred and eighty (180) day period shall commence after the expiration of the Option as set forth in Section 7.2(d) hereof.

          (ii) In the event of Participant's voluntary termination or in the event Participant's employment is terminated by the Company for Cause, the purchase price to be paid by the Company for each of the shares of Common Stock of the Participant subject to this Section 8.1 shall be the purchase price actually paid by such Participant for such shares of Common Stock. In the event Participant's employment is terminated by the Company without Cause, the purchase price to be paid by the Company for each of the shares of Common Stock of the Participant subject to this Section 8.1 shall be the Fair Market Value of such shares of Common Stock on the date of termination.

          (iii) The closing of the purchase by the Company, if any, shall take place at the principal office of the Company on a date designated by the Company. The designated date shall not be more than thirty (30) days after the date on which the Company exercises its option described in Section 8.1(b)(ii) above, unless the purchase price for the Common Stock has not yet been determined, in which case the closing shall occur not more than thirty (30) days following the determination of such purchase price. At closing, the Participant or the Participant's legal representative shall relinquish all further right, title and interest in and to the Common Stock and shall surrender and deliver to the Company all of his certificates representing Common Stock, with appropriate endorsement thereon or daily executed stock powers. All Common Stock sold to the Company shall be free from liens, options, or encumbrances of any kind.

          (iv) Payment of the purchase price shall be made by check in the amount of twenty-five percent (25%) of the purchase price, and a promissory note of the Company in the amount of the remainder of the purchase price. Such note shall be payable in four (4) equal annual installments of principal, commencing on the first anniversary of the event causing the repurchase, and such note shall bear interest payable annually at a fixed rate equal to seventy-five percent (75%) of the prime lending rate as reported in the Money Rates section of The Wall Street Journal on the date of closing. Such note shall give the Company the right, at any time and from time to time, to prepay any or all of the outstanding balance, without penalty.

     (c) Buyout and Settlement Provisions. In addition to the provisions discussed above, the Board may at any time offer to buy out an Option previously granted, based on such terms and conditions as the Board shall establish and communicate to the Participant at the time such offer is made.

     Section 8.2 Restrictions on Transfer. In addition to the provisions set forth in Section 8.1 above, the Board shall impose such restrictions on any shares of Common Stock acquired pursuant to Options under the Plan as it may deem advisable, including, without limitation, the right of first refusal described below, restrictions under applicable federal securities law, restrictions imposed by any stock exchange upon which such shares of Common Stock are then listed, and restrictions under any blue sky or state securities laws applicable to such shares.


     For so long as the Common Stock is not publicly traded on any exchange or any over-the-counter market, if at any time during a Participant's lifetime, following the acquisition of Common Stock pursuant to an Option granted under this Plan, the Participant shall desire to sell all or any part of the shares acquired by Participant pursuant to such Option, the Participant may sell the same only after offering it to the Company in the following manner:

     (a) The Participant shall serve notice upon the Company stating that the Participant has received a bona fide offer for the sale of shares of the Common Stock and setting forth the following information: (i) the number of shares of the Participant's Common Stock proposed to be sold; (ii) the name and address of the person offering to purchase such Common Stock; and (iii) the sale price and terms of payment of such sale. Such notice shall also contain an offer by the Participant to sell such shares of the Common Stock to the Company at the price offered by such bona fide offeror.

     (b) For a period of thirty (30) days after receipt of such notice, the Company shall have the right and option to purchase all or a portion of the shares of Common Stock so offered. If the Company fails to exercise such option with respect to all or a portion of such shares of Common Stock, subject to applicable legal restrictions (including restrictions affecting the resale of such shares), the Participant shall be free to sell such remaining shares of Common Stock to the person named in the aforesaid notice at a price and upon the terms and conditions set forth in such notice; provided, however, that such disposition shall be made within thirty
(30) days following the termination of the option of the Company to purchase such shares of Common Stock.

                ARTICLE IX: Termination or Amendment

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, that no amendment shall be made which would impair the rights of a Participant with respect to Options theretofore granted or which would impair the value of such Options, without such Participant's consent; and, provided further, that (a) no such amendment shall be made absent the approval of the shareholders of the Company as required under Section 422 of the Code, as may be amended from time to time, (1) to increase the number of shares of Common Stock reserved under Section 4.1, or (2) to change the class of employees eligible for Options under Article III hereof, (b) at such time as the Company becomes subject to the reporting requirements of the Exchange Act, if and to the extent of any restriction relating thereto in Rule 16b-3 or any other provision of the Exchange Act, the Board shall not amend this Plan absent the approval of the shareholders of the Company (1) to increase materially the benefits accruing to a Participant under the Plan,
(2) to increase materially the number of securities which may be issued under the Plan, or (3) otherwise modify materially the requirements as to eligibility for participation in the Plan, and
(c) no provision of this Plan shall be amended more than once every six months if amending such provision would result in the loss of an exemption under Rule 16b-3. Any amendment which specifically applies to Non-ISOs shall not require shareholder approval unless such approval is necessary to comply with Section 16 of the Exchange Act. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option granted before such suspension or termination unless (1) the Participant consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 4.3 or Article X of this Plan.

           ARTICLE X: Sale or Merger or Change in Control

     Section 10.1 Sale or Merger. If the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Common Stock is converted into another security or into the right to receive securities or property (respectively, "Sale" or "Merger") and such agreement does not provide for the assumption or substitution of Options, each Option may, subject to
Section 7.2(c) hereof, at the direction and discretion of the Board, be (a) canceled unilaterally by the Company (subject to such conditions, if any, as the Board deems appropriate under the circumstances) in exchange for whole shares of Common Stock (and cash in lieu of a fractional share), the number of which, if any, shall be determined by the Board on a date set by the Board for this purpose based upon the value of such Options as determined in good faith by the Board using such methodology as it in its sole discretion may deem appropriate, or (b) canceled unilaterally by the Company if the Option Price equals or exceeds the Fair market Value of a share of Common Stock on such date.

     Section 10.2 Change in Control. If there is a Change in Control of the Company or a tender or exchange offer is made for Common Stock other than by the Company, subject to Section 7.2(c) hereof, the Board thereafter shall have the right to take such action with respect to any outstanding Options as the Board deems appropriate under the circumstances to protect the interest of the Company in maintaining the integrity of such Options under this Plan, including following the procedures set forth in Section 10.1 for a sale or merger of the Company. The Board shall have the right to take different action under this Section 10.2 with respect to different Participants or different groups of Participants, as the Board deems appropriate under the circumstances. In no event, however, shall the Board take any action under this Section 10.2 which would impair the value of such Options, without the affected Participant's consent.

                  ARTICLE XI: Duration of the Plan

     No Option shall be granted under this Plan on or after the earlier of:

     (a) the tenth anniversary of the effective date of this Plan (as determined under Article V of this Plan), in which event this Plan thereafter shall continue in effect until all outstanding Options have been exercised in full and/or became fully vested or no longer are exercisable; or

     (b)  the date on which all of the Common Stock reserved under
Section 4.1 of this Plan has (as a result of the exercise and/or vesting of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                   ARTICLE XII: General Provisions

     Section 12.1 Unfunded Status of Plan. This Plan is intended to be unfunded. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

     Section 12.2 No Right to Employment. Neither this Plan nor the grant of any Option hereunder shall give any employee of the Company any right with respect to continuance of employment by the Company, nor shall this Plan or the grant of an Option hereunder be a limitation in any way on the right of the Company by which an employee is employed to terminate his or her employment at any time.

     Section 12.3 Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options under the Plan shall be added to the Company's general funds and used for general corporate purposes.

     Section 12.4 Other Plans. In no event shall the value of, or income arising from, any Options under this Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or any other retirement or welfare benefit plan now maintained or hereafter adopted by the Company, unless such plan specifically provides to the contrary.

     Section 12.5 Section 16. It is intended that the Plan and any Options granted to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any Option grant would disqualify the Plan or such Option, or would otherwise not comply with Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

     Section 12.6 No Restriction on Right of Company to Effect Corporate Changes. Nothing in the Plan shall affect the right or power of the Company or its shareholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     Section 12.7 Withholding of Taxes. As a condition to the grant of an Option, the vesting of any Option or the lapse of any restrictions pertaining thereto, the Company may, in the discretion of the Board, require the Participant to pay such sum to the Company as may be necessary to discharge the Company's obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by a Participant pursuant to the Plan. In the discretion of the Board, such payment may be in the form of cash or other property. In the discretion of the Board, the Company may (i) make available for delivery a lesser number of shares, in satisfaction of such taxes, assessments or other governmental charges, or (ii) deduct or withhold from any payment or distribution to a Participant whether or not pursuant to the Plan; provided, however, that notwithstanding any of the above, the Participant ultimately shall be responsible for the payment of taxes with respect to Options granted under this Plan.

     Section 12.8 Shareholder Rights. A Participant shall have no rights as a shareholder with respect to any shares issued or issuable with respect to an Option until a certificate or certificates evidencing such shares shall have been issued to or for the benefit of such Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

     Section 12.9 No Assignment of Benefits. No Option or other benefit payable under this Plan shall, except as otherwise specifically provided by this Plan or by law, be transferable in any manner other than by will or the laws of descent and distribution, and any attempt to transfer any such benefit shall be void. Options may only be exercised or settled during the Participant's lifetime by the Participant or his or her guardian, conservator or other legal representative. Options or other benefits payable under this Plan shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.


     Section 12.10 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (without regard to applicable Delaware principles of conflict of laws).

     Section 12.11 Construction. Wherever any words are used in this Plan in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     Section 12.12 Exceptions. Exception to the aforementioned rules and condition may only be granted by vote of the Board of Director.